SUBLICENSE AGREEMENT
                    FIRST TRUST AMEX BIOTECHNOLOGY INDEX FUND

                  This Sublicense Agreement (the "Sublicense Agreement"), dated as of June 22, 2006, is made by and among First Trust Amex Biotechnology
Index Fund (the "Sublicensee"), the American Stock Exchange LLC ("Licensor" or "Amex"), and First Trust Advisors L.P. ("First Trust" or "Sublicensor").

                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain License Agreement, dated as of February 21, 2006, by and between Licensor and First Trust ("License Agreement"), Licensor has granted First Trust an exclusive license to use the Amex Biotechnology Index ("Index") and marks used in connection therewith and listed on Exhibit A to the License Agreement ("Marks"), in connection with the organization, issuance, sale, marketing, promotion and management of an exchange-traded fund based on the Index, as further described in the License Agreement (the "Product"). The Index and Marks collectively constitute the "Intellectual Property";

                  WHEREAS, Sublicensee wishes to organize, issue, sell, market, promote and manage the Product and to use and refer to the Intellectual Property in connection therewith; and

                  WHEREAS, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Sublicense. Sublicensor hereby grants to Sublicensee an exclusive and non-transferable sublicense in the United States to use the Intellectual Property in connection with the organization, issuance, distribution, marketing, promotion and management of the Product.

                  2. In accordance with Section 2(a) of the License Agreement, the Product shall be listed in the United States exclusively on the Amex. The listing of the Product for trading on an exchange or marketplace in the United States other than the Amex shall be a material breach of the License, the License Agreement and this Sublicense Agreement, unless the Amex has declined to list the Product or is not legally authorized to list the Product. This listing requirement may be enforced by the Amex.

                  3. Sublicensee acknowledges that it has received and read a copy of the License Agreement and agrees to be bound by all the provisions thereof, including, without limitation, those provisions imposing any obligations on First Trust.

                  4. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 3 of this Sublicense Agreement are as principal and shall be unaffected by any defense or claim that First Trust may have against Licensor. In addition, Sublicensor guarantees Sublicensee's performance of such obligations in accordance with Section 26 of the License Agreement.

                  5. Upon termination of the License Agreement or this Sublicense Agreement based on breach of the License, the License shall terminate and Sublicensee shall cease to use the License in connection with the Product.

                  6. This Sublicense Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of law provisions. The United States District Court for the Southern District of New York or, if that court lacks or declines to exercise subject matter jurisdiction, the Supreme Court of the State of New York, New York County, shall have exclusive jurisdiction of any action arising out of or relating to this Sublicense Agreement, and each of the parties hereto further irrevocably agrees to waive any objection to the venue of any such suit or proceeding in either court, or to in personam jurisdiction, provided that services is effective.

                  IN WITNESS WHEREOF, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.


                                 FIRST TRUST AMEX BIOTECHNOLOGY INDEX FUND

                                        /s/ James A. Bowen
                                        -------------------------------
                                 By:    James A. Bowen
                                        -------------------------------
                                 Title: President
                                        -------------------------------



                                 FIRST TRUST ADVISORS L.P.

                                        /s/ James A. Bowen
                                        -------------------------------
                                 By:    James A. Bowen
                                        -------------------------------
                                 Title: President
                                        -------------------------------


                                 AMERICAN STOCK EXCHANGE LLC

                                        /s/ Scott Ebner
                                        -------------------------------
                                 By:    Scott Egner
                                        -------------------------------
                                 Title: Vice President
                                        -------------------------------